SEVENTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS SEVENTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 25th day of January, 2013 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, "Bank"), the other Banks a party to the Loan Agreement referenced below and HIGHWATER ETHANOL, LLC, a Minnesota limited liability company ("Borrower"). This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower ("Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated August 11, 2009, the Loan Termination Date applicable to the Revolving Promissory Note was extended to February 28, 2010, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated February 26, 2010, the Loan Termination Date of the Revolving Promissory Notes was extended to February 26, 2011 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated January 31, 2011, a portion of the Long Term Revolving Loan was converted to a debt service reserve, the repayment provisions applicable to the Variable Rate Loan were modified, the financial covenants were modified, the minimum interest rate applicable to the Variable Rate Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated February 26, 2011, the Loan Termination Date applicable to the Revolving Loan was extended to August 28, 2011, the Commitments of the Banks with a Revolving Loan Commitment was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated August 26th, 2011, the Loan Termination Date of the Revolving Loan was extended to April 1, 2012, the Revolving Loan Commitments of the Banks were re-allocated and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated April 1, 2012, the Loan Termination Date of the Revolving Loan was extended to April 1, 2013, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise modified as provided for therein;

WHEREAS, the Borrower has requested and under the terms of this Amendment the Banks have agreed, to modify the minimum Net Worth and Fixed Charge Coverage Ratio, waive the Borrower's violation of the minimum Net Worth and Fixed Charge Coverage Ratio for the reporting period ending October 31, 2012 and to otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.Section 6.2.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.1    BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO,
measured on a rolling four quarters trailing basis at the end of each of BORROWER's fiscal quarters of no less than 0.65: 1.0 at the end of BORROWER's fiscal quarter ending January 31, 2013, 0.65 : 1.0 at the end of BORROWER's fiscal quarter ending April 30, 2013, 0.80: 1.0 at the end of BORROWER's fiscal quarter ending July 31, 2013, 0.80: 1.0 at the end of BORROWER's fiscal quarter ending October 31, 2013, 1.05 : 1.0 at the end of BORROWER's fiscal quarter ending January 31, 2014, 1.05 : 1.0 at the end of BORROWER's fiscal quarter ending April 30, 2014, and 1.10: 1.0 at the end of BORROWER's fiscal quarter ending July 31, 2014 and at the end of each fiscal quarter thereafter.

3.The first sentence of Section 6.2.2 of the Loan Agreement is hereby amended by deleting the reference to $44,775,000.00 as the minimum NET WORTH and inserting in lieu thereof $41,250,000.00. In addition, the second sentence of Section 6.2.2 of the Loan Agreement is hereby amended by deleting the reference to "measured annually" and inserting in lieu thereof "measured quarterly".

4.Borrower acknowledges that Borrower has violated the Fixed Charge Coverage Ratio and the minimum Net Worth financial covenants provided for in Sections 6.2.1 and 6.2.2 respectively of the Loan Agreement when tested on October 31, 2012. Banks hereby waive Borrower's failure to comply with the Fixed Charge Coverage Ratio and minimum Net Worth requirements required in the Loan Agreement solely for the period ending on October 31, 2012. From and after such period, Borrower shall be obligated to comply with the Fixed Charge Coverage Ratio and minimum Net Worth financial covenants contained in the Loan Agreement, as modified in this Amendment. The foregoing waivers are strictly limited to the occurrences and time period set forth above. Such waivers shall not obligate Banks to make any future waivers with respect to the terms and conditions of the Loan Agreement and the other Loan Documents, unless specifically agreed to by the Required Banks in writing. In addition, nothing contained herein shall be deemed to obligate Banks to waive any future Events of Default with respect to matters not connected with the Fixed Charge Coverage Ratio or minimum Net Worth.

5.In consideration of the modifications and waivers provided for in this Amendment, Borrower agrees to pay the Administrative Agent a fee equal to $5,000.00, with such fee due and payable on the execution and delivery of this Amendment. In addition, the Borrower agrees that the Administrative Agent will order an appraisal of the Project and Borrower will pay for such appraisal.

6.Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment. The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

7.    Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

8.    This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

9.    Borrower will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by Bank execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment or to show the ability to carry out the intent and purposes of this Amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By: /s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer/General Manager

FIRST NATIONAL BANK OF OMAHA, in its capacity as a
BANK, ADMINISTRATIVE AGENT and COLLATERAL
AGENT

By: /s/ Fallon Savage
Fallon Savage, Vice President